UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 15, 2007 (March 14, 2007)

VNUS Medical Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50988	94-3216535

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
5799 Fontanoso Way
San Jose, California 95138
(408) 360-7200

(Address of principal executive offices including zip code and registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Definitive Material Agreement
     On March 14, 2007, VNUS Medical Technologies, Inc. (“VNUS”) entered into a Lease Termination Agreement (“Termination Agreement”), effective as of March 9, 2007 with LBA Realty Fund-17901 Von Karman, LLC (the “Landlord”). Under the Termination Agreement, VNUS terminated and the Landlord accepted the termination of that certain Lease dated January 24, 2001, as amended August 1, 2003 and February 13, 2004, relating to the lease of VNUS’s former office space at 2200 Zanker Road in San Jose, California (the “Lease”). The Lease was scheduled to expire on June 30, 2007. VNUS will make a termination payment of approximately $256,000, and will not be required to pay any further rent and other charges owed under the Lease after the effective date of the Termination Agreement. VNUS will receive approximately $635,000, the full amount of its security deposit previously paid under the Lease plus interest, less any amounts to which Landlord is entitled to apply the security deposit pursuant to the terms of the Lease.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 15, 2007

VNUS MEDICAL TECHNOLOGIES, INC.
By:	/s/ CHARLENE A. FRIEDMAN
Name:	Charlene A. Friedman
Title:	Vice President, General Counsel and Secretary